UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

JANUARY 7, 2004

OSI SYSTEMS, INC.

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

CALIFORNIA	000-23125	330238801
(STATE OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

12525 CHADRON AVENUE

HAWTHORNE, CA 90250

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(310) 978-0516

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Item 5. Other Events and Required FD Disclosure.

Reference is made to the Form 8-K filed by the registrant on January 22, 2004 (the “Filing”), disclosing the acquisition (the “Acquisition”) of Advance Research & Applications Corp., a California corporation (“ARACOR”). At the time of the Filing, the financial significance of the Acquisition was under review. Upon completion of the review, the registrant determined that the financial statements of ARACOR are not required to be filed. As such, the financial statements of ARACOR will not be filed as previously disclosed under Item 7(a) of the Filing.

Should you have any questions or comments regarding this matter, please contact Anuj Wadhawan, Chief Financial Officer, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, California 90250.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI SYSTEMS, INC.

Date: March 1, 2004	By:	/s/ Victor S. Sze
Victor Sze Secretary and General Counsel